UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 22, 2016

CABOT OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10447	04-3072771
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

Three Memorial City Plaza
840 Gessner Road, Suite 1400
Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 589-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On February 22, 2016, Cabot Oil & Gas Corporation (the “Company”) entered into an Underwriting Agreement with J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in Schedule I thereto (the “Underwriters”). Pursuant to the Underwriting Agreement (the “Underwriting Agreement”), the Company agreed to sell the Underwriters an aggregate of 44,000,000 shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”). The Company also granted the Underwriters an option for a period of 30 days to purchase up to an additional 6,600,000 shares of Common Stock on the same terms.

The Underwriting Agreement contains customary representations, warranties and agreements of the parties, and customary conditions to closing, obligations of the parties and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the Underwriter may be required to make in respect of those liabilities.

The offering is expected to close on February 26, 2016, subject to customary closing conditions. The Company expects to use the net proceeds of the offering, including any net proceeds from the exercise of the Underwriters’ option to purchase additional shares, for general corporate purposes, including repaying indebtedness under its revolving credit facility, bolstering liquidity and funding a portion of its capital program.

Certain of the Underwriters and their affiliates have provided in the past to the Company and its affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for the Company and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the Underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. Affiliates of certain of the Underwriters and their respective affiliates may be lenders, and in some cases, agents or managers for the lenders, under the Company’s revolving credit facility.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

1.1	Underwriting Agreement, dated February 22, 2016, by and among Cabot Oil & Gas Corporation, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

5.1	Opinion of Baker Botts L.L.P.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT OIL & GAS CORPORATION

	By:	/s/ Deidre L. Shearer
Deidre L. Shearer
Corporate Secretary and Managing Counsel

Date: February 25, 2016

EXHIBIT INDEX

1.1	–	Underwriting Agreement, dated February 22, 2016, by and among Cabot Oil & Gas Corporation, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

5.1	–	Opinion of Baker Botts L.L.P.

23.1	–	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)